CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated February 22, 2008, relating to the financial statements and financial highlights which appears in the December 31, 2007 Annual Report to Shareholders of the Hewitt Series Trust Money Market Fund, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 22, 2008, relating to the financial statements which appears in the December 31, 2007 Annual Report to Interestholders of the Money Market Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

April 28, 2008